SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                         Date of Report: October 4, 2007
                        (Date of earliest event reported)

                      EarthFirst Technologies, Incorporated
             (Exact name of registrant as specified in its charter)


    Florida                        0-23897                     59-3462501
--------------------------------------------------------------------------------
(State or other                  (Commission                  (IRS Employer
 jurisdiction of                 File Number)                 Identification
 incorporation)                                                  Number)


2515 E. Hanna Avenue, Tampa, Florida                             33610
------------------------------------                             -----
(Address of principal executive offices)                      (Zip Code)



Registrant's telephone number including area code           (813) 238-5010
                                                            --------------


                                 Not applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ] Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c)

Item 1.01         Entry into a Material Definitive Agreement

     On October 4, 2007 the Company entered into an Amendment and Forbearance Agreement ("Agreement") with Laurus Master Fund Ltd. ("Laurus"). Laurus is owed a balance of approximately $6.7 Million under the term and revolving provisions of its existing financing with the Company.

     The Agreement, among other things, extends the term of the Laurus financing arrangement through December 31, 2008 and defines the principal and interest obligations of the Company through loan maturity.

     Certain material terms of the Agreement are as follows:

     - By November 15, 2007 the Company is required to pay down the principal balance owed Laurus by $250,000 by the sale of certain of the Company's Electric Machinery Enterprise subsidiary ("EME") assets.

     - By November 30, 2007 the Company has agreed to refinance the real estate in Haines City, owned by a subsidiary and from such refinancing pay down the Laurus principal balance by an additional $1,800,000.

     - By January 20, 2008 the Company has agreed to reduce the Laurus principal balance by an additional $1,000,000.

     -    The Company has agreed to retain a consulting  firm  agreeable to both
          parties  to  assist  with  strategic   planning  and  be  involved  in
          day-to-day operations and cash management of EME.

     - Past due contract rate interest will be paid , in part, on execution of the agreement with the balance of past due interest being paid by October 20, 2007. Interest at the contract rate will be paid monthly. Past due default rate interest will be satisfied on a non-cash basis by issuance of warrants.

     - Laurus maintains its security interest in all assets of EFTI and EME, excluding certain assets such as the stock of the Company's Solar Diesel subsidiary.

         Reference is made to the attached exhibit for a full description of the terms of this Agreement.

Item 9.01      Financial Statements and Exhibits

         (c)   Exhibits

               10 Amendment and Forbearance Agreement dated as of September 19, 2007.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         EarthFirst Technologies, Incorporated


                                         By: /s/ Frank W. Barker
                                             -----------------------------------
                                             Frank W. Barker
                                             Chief Financial Officer

Dated:   October 9, 2007